United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) January 14, 2005

INTERWEST MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	2-82655	75-1864474

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Arlington Heights Professional Office Building
3221 Hulen Street, Suite C, Ft. Worth, Texas 76107-6193

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (817)731-2743

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 3.02 Unregistered Sales of Equity Securities.
Item 8.01 Other Events.
Signature

Item. 3.02 Unregistered Sales of Equity Securities.

     See Item 8.01 below.

Item 8.01 Other Events.

     On January 13, 2005, Reche Canyon Convalescent Center, Inc. (“Reche Canyon”), Registrant’s wholly owned subsidiary, sold, pursuant to the Reche Canyon Management Incentive Stock Option Plan, an aggregate of 5,777,314 shares of Common Stock, $0.001 par value, of the Registrant that Reche Canyon owned to the following persons at a price of $0.068 per share:

	Relationship		Total
Purchaser	To Reche Canyon	No. of Shares	Purchase Price
Mapamela Abrenio	Employee	294,117	$20,000.01
Earl Bonner	Employee	73,529	$4,999.72
Jerome Dejesus	Employee	294,117	$19,999.96
Sabina Del Rosario	Employee	441,176	$29,999.97
Fred Frank	Employee	1,900,000	$129,200.00
Jo Anne Gilbert	Consultant	2,450,847	$166,657.60
Dorothy Pipich	Employee	29,411	$1,999.95
Marites Smock	Employee	294,117	$19,999.96

	Total	5,777,314	$392,857.17

     Jo Anne Gilbert is the wife of Arch B. Gilbert, President of the Registrant and Reche Canyon. No underwriter was involved, and there were no underwriting discounts or commission. The securities were not publicly offered. The transactions were exempt from registration under Section 4(1) and/or (2) of The Securities Act of 1933 because they were not sold in a transaction involving any public offering. The stock price was determined by reference to an independent appraisal. It is expected Reche Canyon will advance these funds to Registrant to be used in whole or in part to fund the purchases of InterWest Medical Corporation shares in connection with the proposed stock split of Registrant.

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterWest Medical Corporation
By /s/ Arch B. Gilbert
Arch B. Gilbert, President

Date: January 14, 2005.

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